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                                                                    EXHIBIT 10.3

                               MANUEL A. VILLAFANA
                              CONSULTING AGREEMENT

      THIS AGREEMENT is made as of the 11th day of September, 2001 by and between ATS Medical, Inc., a Minnesota corporation (the "Company") and Manuel A. Villafana, a resident of the State of Minnesota ("MAV").

      WHEREAS, the parties entered into Agreements dated October 1994 and January 1995 and April 1998 for the employment of MAV as Chairman and Chief Executive Officer of the Company (the "October 1994 Agreement," the "January 1995 Agreement," and "April 1998 Agreement").

      WHEREAS, the Board of Directors and MAV desire to amend and restate the October 1994, January 1995 and April 1998 Agreements to modify certain provisions and to extend the term of the agreement.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and MAV, each intending to be legally bound, agree to amend the October 1994, January 1995 and April 1998 Agreements and restate them in their entirety as follows:

      1. Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ MAV on a "full-time" basis as its Chairman and Chief Executive Officer and MAV accepts this employment as Consultant.

      2. Duties. MAV will make the best use of his energy, knowledge and training in advancing the Company's interests. He will diligently and conscientiously perform the duties of Chairman and Chief Executive Officer of the Company, as such duties may be defined by the Company's Board of Directors and such other tasks as may from time to time be reasonably required to further the growth of the Company. During the term of this Agreement, MAV may engage in any outside consulting activities which do not violate the provisions of Sections 7 and 8 of this Agreement, provided MAV continues to devote substantially all of MAV's full-time efforts to the Company.

      3. Term. Unless terminated at an earlier date in accordance with the provisions of this Agreement, the term of MAV's services hereunder shall commence on the date of this Agreement and shall terminate on December 31, 2002. The Company may terminate the relationships created by this Agreement upon 60 days notice to MAV if such termination is without cause (as defined below), and with no notice if such termination is for Cause.

            As used in this Agreement, the term "Cause" shall be defined as (i) MAV's breach of any of his material duties or obligations under this Agreement, which breach is not corrected within 30 days of receipt of written notice thereof by MAV from the Company's Board of Directors, (ii) embezzlement or other misappropriation of property of the Company or (iii) conviction of a felony offense. No termination of the relationship created by this Agreement shall relieve MAV of his duties under Sections 5, 6 and 7 hereof.


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      4.    Compensation.

            (a) Base Salary. The Compensation Committee of the Board of Directors shall determine the base salary for MAV in accordance with its compensation practices.

            (b) Benefits. MAV shall be entitled to participate in any benefit plans which may be established by the Board of Directors of the Company for his benefit.

            (c) Expenses. The Company shall reimburse MAV for all ordinary and necessary business expenses MAV incurs while performing his duties under this Agreement, provided that MAV accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company's Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.

            (d) Bonuses. MAV shall be eligible to receive discretionary bonuses in addition to his base salary as and when determined by the Compensation Committee of the Board of Directors of the Company during the term of this Agreement.

      5.    Inventions.

            (a) "Inventions," as used in this Section 5, means any discoveries, designs, improvements or software (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that MAV makes, authors, or conceives (either alone or with others) and that:

                  (i) concerns directly the Company's products, research or development; or

                  (ii)  results from any work MAV performs for the Company; or

                  (iii) uses the Company's equipment, facilities, or trade
                        secret information.

            (b) MAV agrees that all Inventions he makes during his employment with the Company will be the sole and exclusive property of the Company. MAV will, with respect to any such Invention:

                  (i) keep current, accurate and complete records, which will belong to the Company and be kept and stored on the Company's premises while MAV is employed by the Company;

                  (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);


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                  (iii) assign (and MAV does hereby assign) to the Company all of his rights to the Invention, any applications he makes for patents or copyrights in any country, and any patents or copyrights granted to him in any country; and

                  (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other reasonable acts necessary in the Company's opinion and at its expense to preserve property rights in the Invention against forfeiture, abandonment, or loss to obtain and maintain letters, patents and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company, provided that, MAV makes no warranty or representation to the Company as to rights against third parties hereunder.

The requirements of this subsection 5(b) do not apply to an Invention for which no equipment, facility, or trade secret information of the Company was used and which was developed entirely on MAV's own time, and which (i) does not relate directly to the Company's business to the Company's actual research or development, or (ii) does not result from any work MAV performed for the Company. Except as previously disclosed to the Company in writing, MAV does not have and will not assert any claims to or rights under any Inventions as having been made, conceived, authored, or acquired by MAV prior to his employment hereunder.

      6.    Confidential Information.

      (a) Confidential Information, as used in this Section 6, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

                  (i) trade secret information about the Company and its products or services;

                  (ii)  "Inventions," as defined in subsection 5(a) above;

                  (iii) information concerning the Company's business, as the
                        Company has conducted it or as it may conduct it in the future; and

                  (iv) information concerning any of the Company's past, current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, servicing, finances, marketing or selling.

Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether MAV or others originated it and regardless of how he obtained it).


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      (b)   Except as required in his duties to the Company, MAV will not, during his employment or for a period of five (5) years after termination of his employment with the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information (i) which becomes publicly available by a source other than MAV, or (ii) which is received by MAV after termination of his employment hereunder from a source who did not obtain the information directly or indirectly from employees or agents of the Company or (iii) for which disclosure thereof the Company has consented in writing. When MAV's employment with the Company ends, he will promptly turn over to the Company all records and any compositions, articles, devices, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in his possession, regardless of who prepared them.

      7. Post-employment, Consulting and Competitive Activities. MAV agrees that during his employment with the Company and for a minimum period of two (2) years, extendable automatically up to five (5) years in one (1) year increments unless terminated by ATS with a sixty (60) day notice prior to end of current consulting year, after his employment with the Company ends:

      (a) He will not alone, or in any capacity with another firm, (i) directly or indirectly engage in any commercial activity that is competitive with any of the Company's business in which MAV participated while he was employed by the Company or any affiliate thereof, nor will he participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind as a principal, officer, director, employee, representative, agent or shareholder of any entity whose business is the design, development, production, marketing, or servicing of any product or service competitive with the business of the Company as it exists at the time his employment with the Company or any affiliate thereof is terminated, (ii) solicit or in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers; or (iii) employ or attempt to employ any of the Company's employees on behalf of any other entity competing with the Company provided that, nothing in this Section 7 shall restrict MAV's employment by or association with any entity, venture or enterprise which engages in a business with a product or service competitive with any product or service of the Company so long as the following conditions are complied with:
            (A) MAV's employment or association with such entity, venture or enterprise is limited to work which does not involve or relate to the design, development, production, marketing or servicing of a product or service which is directly competitive with any product or service of the Company; and (B) MAV's employer takes reasonable measures to ensure that MAV is not involved with or consulted in any aspect of the design, development, production, marketing or servicing of such competitive product or service and, provided further, that if the Company is purchased or acquired in a merger or similar transaction, the provisions of this Section 7 (a) shall apply only to MAV's engaging in activities competitive with the business in which the Company was engaged prior to any such purchase or merger and such provisions shall not be deemed to prohibit MAV from competing with any other aspects of the business of any purchasing or acquiring person.


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      (b)   He will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this Agreement, provided that he reasonably believes his new position is or may be contrary to this Agreement.

      (c)   To compensate for the restrictions and consulting contained in this
            Section 7, the Company will make a monthly payment to MAV commencing with the first month after termination of employment and continuing until such restrictions expire. The amount paid shall be MAV's monthly base salary at the time of any termination of MAV's employment with the Company adjusted annually to the CPI index. During the course of this Agreement, MAV shall remain a participant in the Company's medical benefits plan which premiums are paid by the Company except for the contribution required of the employee/consultant, which shall remain MAV's responsibility. MAV hereby agrees to accept such payment, and acknowledges that such payment, as well as other consideration received in the course of his employment, is sufficient consideration for the restrictions contained in this Section 7. MAV agrees that upon acceptance of such payment, the Company shall have no further liability to MAV and such payment shall, subject to the limitation described below, constitute a release by MAV of all claims and liabilities against the Company arising from his employment. The Company agrees that it shall make a good faith effort to settle any employment-related claims by MAV prior to making the first payment due under this Section 7 (c).

      (d) He will consult on non-confidential ATS matters with the President and/or Board of Directors at their request on a limited time basis not to exceed 20 hours per month.

      8. Conflicting Business. MAV agrees that he will not transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity, except as approved by the Board of Directors. MAV further agrees that he will not engage in any business activity or outside employment that may be in conflict with the Company's proprietary or business interests.

      9. No Adequate Remedy. MAV understands that if he fails to fulfill his obligations under Section 5, 6, 7 or 8 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, MAV hereby consents to the specific enforcement of Sections 5, 6, 7 or 8 of this Agreement by the Company through an injunction or restraining order issued by any appropriate court.

      10.   Miscellaneous

      (a) Successors and Assigns. This Agreement may not be assigned by MAV. This Agreement may not be assigned by the Company without MAV's consent, which consent shall not be unreasonably withheld.

      (b) Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.


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      (c)   Construction. Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remain valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

      (d) Non-Waiver. No failure or delay by any of the parties hereto in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by any of the parties hereto of any right or remedy under this Agreement preclude any of them from otherwise or further exercising their rights or remedies, or any other rights or remedies granted by any law or any related document.

      (e) Captions. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      (f) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered or sent by registered first-class mail, postage prepaid. Such notices and other communication shall be effective upon receipt if hand delivered and shall be effective five (5) business days after mailing if sent by mail to the following addresses, or such other addresses as either party shall have notified the other party:


                  If to the Company:      ATS Medical, Inc.
                                          3905 Annapolis Lane
                                          Suite 105
                                          Minnesota MN 55447

                  If to MAV:              Manuel A. Villafana
                                          1482 Hunter Drive
                                          Medina MN 55391


      IN WITNESS WHEREOF, the Company and MAV have executed this Agreement as of the date first above written.

                                          ATS MEDICAL, INC.


                                          By:  /s/ Charles F. Cuddihy
                                             --------------------------------
                                                      Director

                                              /s/  Manuel A. Villafana
                                             --------------------------------
                                                   Manuel A. Villafana


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